Exhibit 10.1
[EMPL_NAME]
Grant Number: [GRANT_ID]
FORM OF CLEAN DIESEL TECHNOLOGIES, INC.
RESTRICTED SHARE UNIT AGREEMENT
NOTICE OF AWARD
Clean Diesel Technologies, Inc. (the “Company”) hereby grants you, [EMPL_NAME] (the “Participant”), an award (the “Award”) of Restricted Share Units (also referred to as restricted stock units) under the Company’s 1994 Incentive Plan (the “Plan”). The date of this Restricted Share Unit Agreement (the “Agreement”) is [GRANT_DT] (the “Grant Date”). Subject to the provisions of the Terms and Conditions of Restricted Share Units Agreement (the “Terms and Conditions”), which constitute part of this Agreement, and of the Plan, the principal features of this grant are as follows:

Number of Restricted Share Units:	[MAX_SHARES]

Vesting Commencement Date:

First Issuance Date:

Vesting of Restricted Share Units:	Subject to the Terms and Conditions, the Award shall vest and become nonforfeitable with respect to [VESTING].* The Participant has no right to pro-rated vesting of the Award if his or her service to the Company terminates before any applicable vesting date (regardless of the portion of the vesting period the Participant was in service to the Company).

* Except as otherwise provided in the Terms and Conditions of this Agreement, Participant will not vest in the Restricted Share Units unless he or she is a service provider to the Company or one of its affiliates through the applicable vesting date.

IMPORTANT:
Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in the Terms and Conditions to this Agreement and the Plan. PLEASE BE SURE TO READ ALL OF THE TERMS AND CONDITIONS OF THIS AWARD.
You should retain a copy of your returned signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from Investor Relations (see paragraph 12 of the Terms and Conditions).

DATED: ______________, _____________

CLEAN DIESEL TECHNOLOGIES, INC.

By:

Title:

DATED: ______________, _____________

PARTICIPANT

Address:

TERMS AND CONDITIONS OF
RESTRICTED SHARE UNITS AGREEMENT
1. Grant. Clean Diesel Technologies, Inc. (the “Company”) hereby grants to the Participant under the Company’s 1994 Incentive Plan (the “Plan”) the number of Restricted Share Units set forth on the first page of the Notice of Award of this Agreement, subject to all of the terms and conditions in this Agreement and the Plan. When shares of the Company’s common stock are paid to the Participant in payment for the Restricted Share Units, par value will be deemed paid by the Participant for each Restricted Share Unit by past services rendered by the Participant, and will be subject to the appropriate tax withholdings. Unless otherwise defined herein, capitalized terms used herein will have the meanings ascribed to them in the Plan.
2. Company’s Obligation to Pay. Unless and until the Restricted Share Units have vested in the manner set forth in paragraphs 3 through 5, or paragraph 11, the Participant will have no right to payment of such Restricted Share Units. Prior to actual payment of any vested Restricted Share Units, such Restricted Share Units will represent an unsecured obligation. Payment of any vested Restricted Share Units will be made in whole shares only, provided, however, that if the Company determines that it is necessary or advisable, the shares of Company common stock subject to this Restricted Share Unit award shall be sold immediately upon settlement of the Restricted Share Units award, and the Participant shall receive the proceeds from the sale, less any applicable fees and taxes or other required withholding.
3. Vesting Schedule/Period of Restriction. Except as provided in paragraphs 4, 5 and 11, and subject to paragraph 7, the Restricted Share Units awarded by this Agreement will vest in accordance with the schedule set forth in the Notice of Award. Restricted Share Units will not vest in accordance with any of the provisions of this Agreement unless the Participant will have been continuously employed by the Company or by one of its affiliates from the Grant Date until the date the Restricted Share Units are otherwise scheduled to vest.
4. Death of Participant. In the event that the Participant is no longer a service provider to the Company or one of its affiliates due to his or her death, one hundred percent (100%) of the Restricted Share Units subject to this Restricted Share Units award will vest on the date of the Participant’s death. In the event that any applicable law limits the Company’s ability to accelerate the vesting of this award of Restricted Share Units, this paragraph 4(b) will be limited to the extent required to comply with applicable law.
5. Board Discretion. The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Share Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Share Units will be considered as having vested as of the date specified by the Board. Subject to the provisions of this paragraph 5, if the Board, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Share Units, the payment of such accelerated Restricted Share Units shall be made within two and one-half (2 1/2) months following the end of the Company’s tax year that includes the date such accelerated Restricted Share Units vest.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Share Units is accelerated in connection with Participant’s termination of service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (a) the Participant is a “specified employee” within the meaning of Section 409A at the time of such Termination of Service and (b) the payment of such accelerated Restricted Share Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following Participant’s termination of service, then the payment of such accelerated Restricted Share Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination of service, unless the Participant dies following his or her termination of service, in which case, the Restricted Share Units will be paid in shares of Company common stock to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Share Units provided under this Agreement or shares of Company common stock issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
6. Payment after Vesting. Any Restricted Share Units that vest in accordance with paragraphs 3 or 4 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) as soon as practicable following the date of vesting, but in all cases within two and one-half (2 1/2) months following the end of the Company’s tax year that includes the date such Restricted Share Units vest, subject to paragraph 8. Any Restricted Share Units that vest in accordance with paragraphs 5 or 11 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in accordance with the provisions of such paragraphs, subject to paragraph 8. For each Restricted Share Unit that vests, the Participant will receive one Share, subject to paragraph 8.
7. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Share Units that have not vested pursuant to paragraphs 3 through 5 or paragraph 11 at the time of the Participant’s termination of service for any or no reason will be forfeited.
8. Withholding of Taxes. When shares of Company common stock are issued as payment for vested Restricted Share Units or, in the discretion of the Company, such earlier time as the Tax Obligations (defined below) are due, the Company (or the employing affiliate) will withhold a portion of the shares that have an aggregate market value sufficient to pay all taxes and social insurance liability and other requirements in connection with the shares of Company common stock that are required to be withheld by the Company or the employing affiliate (collectively, the “Tax Obligations”). The number of shares of Company common stock withheld pursuant to the prior sentence will be rounded up to the nearest whole share, with no refund provided in the United States for any value of the shares withheld in excess of the tax obligation as a result of such rounding. Notwithstanding the foregoing, the Company, in its sole discretion, may require the Participant to make alternate arrangements satisfactory to the Company for such withholdings or remittances in advance of the arising of any remittance obligations to which the Participant has agreed or any withholding obligations.

Notwithstanding any contrary provision of this Agreement, no shares of Company common stock will be issued unless and until satisfactory arrangements (as determined by the Company) have been made by the Participant with respect to the payment of any income and other taxes that the Company determines must be withheld or collected with respect to such shares. In addition and to the maximum extent permitted by law, the Company (or the employing affiliate) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a sufficient value to satisfy any Tax Obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable shares or that are due prior to the issuance of shares under the Restricted Share Units award. All Tax Obligations related to the Restricted Share Units award and any shares of Company common stock delivered in payment thereof are the sole responsibility of the Participant. Further, Participant shall be bound by any additional withholding requirements included in the Notice of Award of this Agreement.
9. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Company common stock deliverable hereunder unless and until certificates representing such shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). Notwithstanding any contrary provisions in this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Company) paid on shares of Company common stock will affect neither unvested Restricted Share Units nor Restricted Share Units that are vested but unpaid, and no such dividends or other distributions will be paid on unvested Restricted Share Units or Restricted Share Units that are vested but unpaid. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such shares of Company common stock and receipt of dividends and distributions on such shares.
10. No Effect on Employment. Subject to any employment contract with the Participant, the terms of such employment will be determined from time to time by the Company, or the affiliate employing the Participant, as the case may be, and the Company, or the affiliate employing the Participant, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Award do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the affiliate employing the Participant, as the case may be, will not be deemed a termination of service for the purposes of this Agreement.
11. Changes in Shares. In the event that as a result of a stock or extraordinary cash dividend, stock split, distribution, reclassification, recapitalization, combination of the shares of Company common stock or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other corporate transaction or event, the Restricted Share Units will be increased, reduced or otherwise affected, and by virtue of any such event the Participant will in his or her capacity as owner of unvested Restricted Share Units that have been awarded to him or her (the “Prior Restricted Share Units”) be entitled to new or additional or different shares of stock, cash or other securities or property (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities or property will thereupon be considered to be unvested Restricted Share Units and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Share Units pursuant to this Agreement and the Plan. If the Participant receives rights or warrants with respect to any Prior Restricted Share Units, such rights or warrants may be held or exercised by the Participant, provided that until such exercise, any such rights or warrants, and after such exercise, any shares or other securities acquired by the exercise of such rights or warrants, will be considered to be unvested Restricted Share Units and will be subject to all of the conditions and restrictions that were applicable to the Prior Restricted Share Units pursuant to the Plan and this Agreement. The Board in its sole discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants; provided, however, that the payment of such accelerated new or additional awards will be made in accordance with the provisions of paragraph 5.
12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of Investor Relations, at Clean Diesel Technologies, Inc., 4567 Telephone Road, Suite 206, Ventura, CA 93003, U.S.A., or at such other address as the Company may hereafter designate in writing.
13. Grant is Not Transferable. Except to the limited extent provided in this Agreement, this grant of Restricted Share Units and the rights and privileges conferred hereby shall not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process, until the Participant has been issued shares of Company common stock in payment of the Restricted Share Units. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14. Restrictions on Sale of Securities. The shares of Company common stock issued as payment for vested Restricted Share Units under this Agreement will be registered under U. S. federal securities laws and will be freely tradable upon receipt. However, Participant’s sale of the shares of Company common stock may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16. Additional Conditions to Issuance of Certificates for Shares. The Company will not be required to issue any certificate or certificates (which may be in book entry form) for shares of Company common stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares under any U. S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board will, in its sole discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U. S. state or federal governmental agency, which the Board will, in its sole discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Share Units as the Board may establish from time to time for reasons of administrative convenience.

17. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
18. Board Authority. The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Share Units have vested). All actions taken and all interpretations and determinations made by the Board in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of shares of Company common stock pursuant to this award of Restricted Share Units.
22. Amendment, Suspension or Termination of the Plan. By accepting this Restricted Share Units award, the Participant expressly warrants that he or she has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23. Notice of Governing Law. This award of Restricted Share Units will be governed by, and construed in accordance with, the laws of the State of California, in the U.S.A., without regard to principles of conflict of laws.

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